Exhibit 99.1

Eastern Virginia Bankshares, Inc. Releases Second Quarter 2016 Results

TAPPAHANNOCK, Va., July 25, 2016 /PRNewswire/ -- Eastern Virginia Bankshares, Inc. (NASDAQ: EVBS) (the "Company"), the one bank holding company of EVB (the "Bank"), reported today its results of operations for the three and six months ended June 30, 2016.

Performance Summary

	Three Months Ended June 30,
(dollars in thousands, except per share data)	2016	2015
Net income (1)	$ 1,910	$ 1,507
Net income available to common shareholders (1)	$ 1,910	$ 1,341
Basic and diluted net income per common share	$ 0.11	$ 0.07
Return on average assets (annualized)	0.59%	0.45%
Return on average common shareholders' equity (annualized)	6.97%	5.29%
Net interest margin (tax equivalent basis)(2)	3.71%	3.93%

	Six Months Ended June 30,
(dollars in thousands, except per share data)	2016	2015
Net income (1)	$ 4,137	$ 3,116
Net income available to common shareholders (1)	$ 4,137	$ 2,730
Basic and diluted net income per common share	$ 0.23	$ 0.15
Return on average assets (annualized)	0.65%	0.46%
Return on average common shareholders' equity (annualized)	7.65%	5.46%
Net interest margin (tax equivalent basis)(2)	3.74%	3.97%

(1) The difference between net income and net income available to common shareholders is the effective dividend to holders of the Company's Series A Preferred Stock paid during the 2015 periods.

(2) For more information on the calculation of net interest margin on a tax equivalent basis, see the average balance sheet and net interest margin analysis for the three and six month periods ended  June 30, 2016 and 2015 contained in this release.

The Company's results for the three and six months ended June 30, 2016 were directly impacted by increases in the average balances of loans, deposits, short-term borrowings and senior subordinated debt during the three and six months ended June 30, 2016 as compared to the same periods in 2015. Loan yields declined 23 and 18 basis points for the three and six months ended June 30, 2016 as compared to the same periods in 2015, with 13 and 9 basis points, respectively, of the decline resulting from the lower accretion of fair value adjustments related to the acquisition of Virginia Company Bank ("VCB") in November 2014. Also, as previously disclosed, the Company engaged an independent consultant to conduct a comprehensive assessment of its operations during the first half of 2015. The assessment identified operating efficiencies and revenue enhancement opportunities. The Company has leveraged the assessment's findings, and since the second half of 2015, has continued to realize targeted increases in revenues and declines in certain noninterest expenses, particularly salaries and employee benefits expense.

In announcing these results, Joe A. Shearin, President and Chief Executive Officer commented, "I am pleased with our Company's results during the first half of 2016 and the continued company-wide focus to grow our balance sheet, improve profitability and enhance the quality of products and services we offer to our customers. For the first six months of 2016, as compared to the same period of 2015, we are reporting an increase in net income available to common shareholders of 51.5%, an increase in annualized return on average assets of 19 basis points to 0.65%, and an increase in annualized return on average common shareholders' equity of 219 basis points to 7.65%. Net income declined during the second quarter of 2016 as compared to the first quarter of 2016 and was primarily driven by a lower net interest margin and higher current period expenses. The lower net interest margin was driven by lower loan yields as a result of competitive pressures in the historically low rate environment. In addition, loan growth was lower than expected during the second quarter of 2016 and was driven primarily by the payoff of several large commercial loans late in the period. Despite this, we have generated loan growth of 3.3% during the first half of 2016 and 8.2% during the last twelve months, which outpaced our internal targets. Given our current pipeline of loan opportunities and our focus on total relationship banking, we believe that we are poised to deliver quality growth throughout the balance of 2016. Salaries and employee benefits in the current period were impacted by annual merit increases as well as higher group insurance expense due to claims, while other operating expenses in the current period were impacted by increases in director compensation, legal services related to equity compensation plans, securities and corporate governance matters and shareholder services related to our conversion to a new transfer agent. Many of the other operating expenses which were elevated this quarter are expected to level off during the remainder of 2016."

Shearin continued, "Last month we made the exciting announcement that we will be relocating our corporate headquarters to the Innsbrook business park in Glen Allen, Virginia in early fall 2016. Our new corporate headquarters will allow us to integrate corporate departments from other locations throughout our footprint. Currently, key members of our Executive Leadership Team, as well as other corporate departments, are remotely located in various locations. We believe this relocation will increase collaboration and productivity and capture operating efficiencies throughout the Company. Our new headquarters will also provide us the space and flexibility needed to continue to grow and reach new customers. The main office of EVB will remain in Tappahannock, Virginia and continue our heritage of serving the Northern Neck and Middle Peninsula markets since 1910. I am also pleased to announce that the Board of Directors declared another cash dividend of $0.02 per share of common stock and Series B Preferred Stock payable August 26, 2016 to shareholders of record as of August 12, 2016."

For the three months ended June 30, 2016, the following were significant factors in the Company's reported results:

  Increase in net interest income of $359 thousand from the same period in 2015, principally due to an increase in interest and fees on loans driven primarily by loan growth, partially offset by increases in interest expense associated with our short-term borrowings and the issuance of $20.0 million in senior subordinated debt during the second quarter of 2015;
  Net interest margin (tax equivalent basis) decreased 22 basis points to 3.71% during the second quarter of 2016 as compared to 3.93% for the same period of 2015 primarily due to a decline in yields on the loan portfolio and the impact of interest incurred on the senior subordinated debt;
  Net accretion attributable to accounting adjustments related to the VCB acquisition was $61 thousand for the second quarter of 2016, as compared to $223 thousand in the same period of 2015;
  Nonperforming assets at June 30, 2016 increased $2.0 million from March 31, 2016, primarily due to a $1.4 million increase in loans past due 90 days and accruing interest (of which the majority of this increase came from a single purchased credit-impaired loan that is well secured) and a $1.4 million increase in other real estate owned (of which the majority of this increase came from foreclosures on several one to four family residential investment properties owned by a single borrower), partially offset by a $819 thousand decrease in nonaccrual loans;
  Net gain on sale of available for sale securities of $172 thousand as compared to $26 thousand in the same period of 2015 were higher due to the adjustments of the composition of the investment securities portfolio as part of our overall asset/liability management strategy;
  Decrease in salaries and employee benefits of $37 thousand from the same period in 2015, primarily due to reductions in staff levels during 2015 and 2016 that were driven by operating efficiencies identified in the aforementioned comprehensive assessment of our operations, partially offset by increased group insurance expense from increased claims activity during the second quarter of 2016;
  Decrease in FDIC expense due to billing adjustments in the prior year related to the VCB acquisition;
  Increased collection, repossession and other real estate owned expense of $41 thousand from the same period in 2015 due to increased collections costs associated with classified assets; and
  No effective dividend on preferred stock in the second quarter of 2016 as compared to $166 thousand from the same period of 2015.  This was due to the redemption of the remaining 9,000 shares of the Company's Series A Preferred Stock in a transaction completed during the second quarter of 2015.

For the six months ended June 30, 2016, the following were significant factors in the Company's reported results:

  Increase in net interest income of $800 thousand from the same period in 2015, principally due to an increase in interest and fees on loans driven primarily by loan growth, partially offset by an increase in interest expense associated with our short-term borrowings and the issuance of $20.0 million in senior subordinated debt during the second quarter of 2015;
  Net interest margin (tax equivalent basis) decreased 23 basis points to 3.74% during the six months ended June 30, 2016 as compared to 3.97% for the same period of 2015 primarily due to a decline in yields on the loan portfolio and the impact of interest incurred on the senior subordinated debt;
  Nonperforming assets at June 30, 2016 increased $2.8 million from December 31, 2015, primarily due to a $1.5 million increase in loans past due 90 days and accruing interest (of which the majority of this increase came from a single purchased credit-impaired loan this is well secured) and a $1.8 million increase in other real estate owned (of which the majority of this increase came from foreclosures on several one to four family residential investment properties owned by a single borrower).  Nonperforming assets at June 30, 2016 increased $1.8 million from June 30, 2015, primarily due to a $2.3 million increase in loans past due 90 days and accruing interest and a $936 thousand increase in other real estate owned, partially offset by a decrease of $1.5 million in nonaccrual loans.  The increase in loans past due 90 days and accruing interest was due to the nonpayment of a large one to four family residential real estate loan and a large non-farm, non-residential real estate loan as a result of the deteriorating financial condition of the borrowers;
  Net gain on sale of available for sale securities of $237 thousand as compared to $51 thousand in the same period of 2015 were higher due to the adjustments of the composition of the investment securities portfolio as part of our overall asset/liability management strategy;
  Increased collection, repossession and other real estate owned expense of $117 thousand from the same period in 2015 due to increased collections costs associated with classified assets;
  Decrease in merger and merger related expenses of $224 thousand due to certain costs incurred during the first quarter of 2015 associated with the VCB acquisition that were not repeated in 2016; and
  No effective dividend on preferred stock in the first six months of 2016 as compared to $386 thousand from the same period of 2015.  This was due to the redemption of the remaining 14,000 shares of the Company's Series A Preferred Stock in transactions completed during the first half of 2015.

Operations Analysis

The following tables present average balances of assets and liabilities, the average yields earned on such assets (on a tax equivalent basis) and rates paid on such liabilities, and the net interest margin for the three and six months ended June 30, 2016 and 2015:

Average Balance Sheet and Net Interest Margin Analysis
(dollars in thousands)
	Three Months Ended June 30,
	2016			2015
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (1)	Balance	Expense	Rate (1)
Assets:
Securities
Taxable	$ 259,530	$ 1,463	2.27%	$ 221,747	$ 1,185	2.14%
Restricted securities	9,096	127	5.62%	7,198	96	5.35%
Tax exempt (2)	3,754	34	3.59%	38,794	385	3.99%
Total securities	272,380	1,624	2.40%	267,739	1,666	2.50%
Interest bearing deposits in other banks	7,372	10	0.55%	6,886	4	0.23%
Federal funds sold	64	-	0.00%	188	-	0.00%
Loans, net of unearned income (3)	911,285	10,996	4.85%	819,061	10,382	5.08%
Total earning assets	1,191,101	12,630	4.26%	1,093,874	12,052	4.42%
Less allowance for loan losses	(10,932)			(12,524)
Total non-earning assets	111,177			113,370
Total assets	$ 1,291,346			$ 1,194,720

Liabilities & Shareholders' Equity:
Interest-bearing deposits
Checking	$ 308,250	$ 291	0.38%	$ 289,473	$ 269	0.37%
Savings	102,358	46	0.18%	92,733	31	0.13%
Money market savings	161,500	186	0.46%	163,105	190	0.47%
Time deposits	235,685	563	0.96%	233,699	444	0.76%
Total interest-bearing deposits	807,793	1,086	0.54%	779,010	934	0.48%
Federal funds purchased and repurchase
agreements	6,364	7	0.44%	8,275	13	0.63%
Short-term borrowings	115,476	118	0.41%	72,526	37	0.20%
Junior subordinated debt	10,310	92	3.59%	10,310	81	3.15%
Senior subordinated debt	19,058	351	7.41%	15,034	264	7.04%
Total interest-bearing liabilities	959,001	1,654	0.69%	885,155	1,329	0.60%
Noninterest-bearing liabilities
Demand deposits	193,620			171,957
Other liabilities	6,945			6,947
Total liabilities	1,159,566			1,064,059
Shareholders' equity	131,780			130,661
Total liabilities and shareholders' equity	$ 1,291,346			$ 1,194,720

Net interest income (2)		$ 10,976			$ 10,723

Interest rate spread (2)(4)			3.57%			3.82%
Interest expense as a percent of
average earning assets			0.56%			0.49%
Net interest margin (2)(5)			3.71%			3.93%

Notes:
(1) Yields are annualized and based on average daily balances.
(2) Income and yields are reported on a tax equivalent basis assuming a federal tax rate of 34%, with a
$11 adjustment for 2016 and a $117 adjustment in 2015.
(3) Nonaccrual loans have been included in the computations of average loan balances.
(4) Interest rate spread is the average yield on earning assets, calculated on a fully taxable basis, less the average rate incurred on interest-bearing liabilities.
(5) Net interest margin is the net interest income, calculated on a fully taxable basis, expressed as a percentage of average earning assets.

(dollars in thousands)
	Six Months Ended June 30,
		2016			2015
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (1)	Balance	Expense	Rate (1)
Assets:
Securities
Taxable	$ 255,374	$ 2,969	2.34%	$ 217,733	$ 2,387	2.21%
Restricted securities	9,040	242	5.38%	7,490	204	5.49%
Tax exempt (2)	7,131	134	3.78%	38,504	760	3.98%
Total securities	271,545	3,345	2.48%	263,727	3,351	2.56%
Interest bearing deposits in other banks	7,846	20	0.51%	6,926	8	0.23%
Federal funds sold	103	-	0.00%	232	-	0.00%
Loans, net of unearned income (3)	903,513	21,949	4.89%	818,059	20,573	5.07%
Total earning assets	1,183,007	25,314	4.30%	1,088,944	23,932	4.43%
Less allowance for loan losses	(11,076)			(12,714)
Total non-earning assets	111,366			113,530
Total assets	$ 1,283,297			$ 1,189,760

Liabilities & Shareholders' Equity:
Interest-bearing deposits
Checking	$ 305,799	$ 567	0.37%	$ 285,428	$ 523	0.37%
Savings	100,890	87	0.17%	92,033	60	0.13%
Money market savings	163,019	382	0.47%	164,421	385	0.47%
Time deposits	238,741	1,121	0.94%	237,883	1,017	0.86%
Total interest-bearing deposits	808,449	2,157	0.54%	779,765	1,985	0.51%
Federal funds purchased and repurchase
agreements	5,948	14	0.47%	10,055	31	0.62%
Short-term borrowings	115,086	240	0.42%	77,453	79	0.21%
Junior subordinated debt	10,310	180	3.51%	10,310	161	3.15%
Senior subordinated debt	19,045	702	7.41%	7,558	264	7.04%
Total interest-bearing liabilities	958,838	3,293	0.69%	885,141	2,520	0.57%
Noninterest-bearing liabilities
Demand deposits	186,829			166,823
Other liabilities	7,268			6,796
Total liabilities	1,152,935			1,058,760
Shareholders' equity	130,362			131,000
Total liabilities and shareholders' equity	$ 1,283,297			$ 1,189,760

Net interest income (2)		$ 22,021			$ 21,412

Interest rate spread (2)(4)			3.61%			3.86%
Interest expense as a percent of
average earning assets			0.56%			0.47%
Net interest margin (2)(5)			3.74%			3.97%

Notes:
(1) Yields are annualized and based on average daily balances.
(2) Income and yields are reported on a tax equivalent basis assuming a federal tax rate of 34%, with a
$41 adjustment for 2016 and a $232 adjustment in 2015.
(3) Nonaccrual loans have been included in the computations of average loan balances.
(4) Interest rate spread is the average yield on earning assets, calculated on a fully taxable basis, less the average rate incurred on interest-bearing liabilities.
(5) Net interest margin is the net interest income, calculated on a fully taxable basis, expressed as a percentage of average earning assets.

Interest Income and Expense

Net interest income and net interest margin

Net interest income in the second quarter of 2016 increased $359 thousand, or 3.4%, when compared to the second quarter of 2015. Net interest income for the six months ended June 30, 2016 increased $800 thousand, or 3.8%, when compared to the same period in 2015. The Company's net interest margin (tax equivalent basis) decreased to 3.71% and 3.74% for the three and six months ended June 30, 2016, respectively, representing 22 and 23 basis point decreases over the Company's net interest margin (tax equivalent basis) for the three and six months ended June 30, 2015. The declines in the net interest margin (tax equivalent basis) were primarily driven by lower loan yields as a result of competitive pressures in the historically low rate environment, lower accretion of fair value adjustments related to the VCB acquisition and increased interest expense as a result of the private placement of $20.0 million of senior subordinated debt in April 2015. Additionally, the balance of and rates paid on our short-term borrowings increased as compared to the same periods in 2015. These margin pressures were largely offset in the Company's results for the three and six months ended June 30, 2016, as compared to the same periods in 2015, by the impact of increases in average loan balances. The most significant factors impacting net interest income during the three and six month periods ended June 30, 2016 were as follows:

Positive Impact:

  Increases in average loan balances, primarily due to organic loan growth and loan purchases, partially offset by lower loan yields.

Negative Impacts:

  Decreases in average yields earned on investment securities, primarily tax exempt investment securities, partially offset by increases in average balances of total investment securities;
  Private placement of $20.0 million of senior subordinated debt during the second quarter of 2015 resulting in increases to total average interest-bearing liabilities and related interest expense;
  Increases in average short-term borrowings balances and rates paid, primarily due to loan growth outpacing deposit growth and other strategic initiatives; and
  The Company experienced higher average interest-bearing deposit balances during the three and six months ended June 30, 2016 over the comparable 2015 periods, primarily due to customer growth.  The rates paid on total average interest-bearing deposits increased 6 and 3 basis points for the three and six months ended June 30, 2016, respectively, over the comparable periods in 2015.  The result was an increase in interest expense attributable to the Company's deposit portfolio.

Total interest and dividend income

Total interest and dividend income increased 5.7% and 6.6% for the three and six months ended June 30, 2016, respectively, as compared to the same periods in 2015. The increase in total interest and dividend income during the three and six months ended June 30, 2016 was primarily driven by an increase in average loan and investment securities balances, partially offset by a decrease in average loan and investment securities yields.

Loans

Average loan balances increased for the three and six month periods ended June 30, 2016, as compared to the same periods in 2015, primarily due to organic loan growth and the purchase of $18.3 million in performing one-to-four family residential mortgage loans, consumer loans and government guaranteed loans between June 2015 and June 2016. Loan growth during the first six months of 2016 outpaced our internal targets. However, loan growth in our rural markets, especially with respect to consumer loans, remains weak while competition for commercial loans, especially in the Richmond and Tidewater markets, has been and we expect will continue to be intense given the historically low rate environment. The Company's average loan balances increased $92.2 million and $85.5 million for the three and six months ended June 30, 2016, respectively, as compared to average loan balances for the same periods in 2015. Total average loans were 76.5% of total average interest-earning assets for the three months ended June 30, 2016, compared to 74.9% for the three months ended June 30, 2015. Total average loans were 76.4% of total average interest-earning assets for the six months ended June 30, 2016, compared to 75.1% for the six months ended June 30, 2015.

Investment securities

Average total investment securities balances increased 1.7% and 3.0% for the three and six month periods ended June 30, 2016, respectively, as compared to the same periods in 2015. The overall increase was the result of management of the Company's liquidity needs to support its operations, along with funds provided by deposit growth and measured loan demand in the Company's markets, partially offset by a lack of investment opportunities with acceptable risk-adjusted rates of return. The Company remains committed to its long-term target of managing the investment securities portfolio to comprise 20% of the Company's total assets. The yields on total average investment securities decreased 10 and 8 basis points for the three and six months ended June 30, 2016, respectively, as compared to the same periods in 2015. The decrease in yields on average total investment securities during the three and six month periods ended June 30, 2016, as compared to the same periods in 2015, was driven by a lower allocation of the total investment securities portfolio to SBA Pool securities and tax exempt municipal securities, both of which also tend to be higher-yielding segments of the Company's investment securities portfolio. These decreases were partially offset by higher interest rates and a greater allocation of the total investment securities portfolio to higher yielding Agency CMO securities, Agency CMBS securities and taxable municipal securities.

Interest-bearing deposits

Average total interest-bearing deposit balances increased for the three and six month periods ended June 30, 2016, as compared to the same periods in 2015, primarily due to organic deposit growth that was in part driven by the Company's marketing and advertising initiatives as well as new products and services.

Borrowings

Average total borrowings increased for the three and six month periods ended June 30, 2016, as compared to the same periods in 2015, primarily due to the issuance of $20.0 million in senior subordinated debt in April 2015 and increased short-term borrowings. Average short-term borrowings increased for the three and six month periods ended June 30, 2016, as compared to the same periods in 2015, due to additional short-term FHLB advances taken to fund loan growth and other strategic initiatives.

Noninterest Income

The following tables depict the components of noninterest income for the three and six months ended June 30, 2016 and 2015:

	Three Months Ended June 30,
(dollars in thousands)	2016	2015	Change $	Change %
Service charges and fees on deposit accounts	$ 728	$ 673	$ 55	8.2%
Other operating income	329	421	(92)	-21.9%
Debit card/ATM fees	448	442	6	1.4%
Gain on sale of available for sale securities, net	172	26	146	561.5%
(Loss) on sale of bank premises and equipment	(5)	(30)	25	83.3%
Total noninterest income	$ 1,672	$ 1,532	$ 140	9.1%

	Six Months Ended June 30,
(dollars in thousands)	2016	2015	Change $	Change %
Service charges and fees on deposit accounts	$ 1,467	$ 1,336	$ 131	9.8%
Other operating income	683	886	(203)	-22.9%
Debit card/ATM fees	845	805	40	5.0%
Gain on sale of available for sale securities, net	237	51	186	364.7%
(Loss) on sale of bank premises and equipment	(9)	(27)	18	66.7%
Total noninterest income	$ 3,223	$ 3,051	$ 172	5.6%

Key changes in the components of noninterest income for the three and six months ended June 30, 2016, as compared to the same periods in 2015, are discussed below:

  Service charges and fees on deposit accounts increased primarily due to increases in overdraft and NSF fees on checking accounts;
  Other operating income decreased primarily due to lower earnings from the Bank's subsidiaries.  Additionally, other operating income includes earnings from the Bank's investment in Bankers Title, LLC and losses from the Bank's investment in housing equity funds; and
  Gain on sale of available for sale securities, net increased primarily as a result of the Company adjusting the composition of the investment securities portfolio as part of the Company's overall asset/liability management strategy.

Noninterest Expense

The following tables depict the components of noninterest expense for the three and six months ended June 30, 2016 and 2015:

	Three Months Ended June 30,
(dollars in thousands)	2016	2015	Change $	Change %
Salaries and employee benefits	$ 5,486	$ 5,523	$ (37)	-0.7%
Occupancy and equipment expenses	1,340	1,392	(52)	-3.7%
FDIC expense	204	254	(50)	-19.7%
Collection, repossession and other real estate owned	167	126	41	32.5%
Loss (gain) on sale of other real estate owned	2	(6)	8	133.3%
Merger and merger related expenses	-	3	(3)	-100.0%
Other operating expenses	2,758	2,907	(149)	-5.1%
Total noninterest expenses	$ 9,957	$ 10,199	$ (242)	-2.4%

	Six Months Ended June 30,
(dollars in thousands)	2016	2015	Change $	Change %
Salaries and employee benefits	$ 10,734	$ 11,011	$ (277)	-2.5%
Occupancy and equipment expenses	2,770	2,906	(136)	-4.7%
FDIC expense	407	426	(19)	-4.5%
Collection, repossession and other real estate owned	332	215	117	54.4%
Loss on sale of other real estate owned	3	26	(23)	-88.5%
Impairment losses on other real estate owned	-	5	(5)	-100.0%
Merger and merger related expenses	-	224	(224)	-100.0%
Other operating expenses	5,130	5,353	(223)	-4.2%
Total noninterest expenses	$ 19,376	$ 20,166	$ (790)	-3.9%

Key changes in the components of noninterest expense for the three and six months ended June 30, 2016, as compared to the same periods in 2015, are discussed below:

  Salaries and employee benefits decreased primarily due to the reduction in staff levels initiated in the second half of 2015 (which was driven by operating efficiencies identified in the aforementioned comprehensive assessment of our operations) and reduced commissions paid to employees of EVB Investments, Inc.  These decreases were partially offset by an increase in group insurance expense (which was driven by an increase in claims during the second quarter of 2016), bonuses and other incentive compensation.  Additionally, deferred compensation on loan originations increased for the six month period of 2016;
  FDIC expense decreased due to billing adjustments in the prior year related to the VCB acquisition;
  Collection, repossession and other real estate owned expenses increased due to increases in collection costs associated with classified assets;
  Loss on sale of other real estate owned recorded during the first six months of 2015 was primarily due to the resolution and disposition of a distressed property that was sold during that period, with minimal losses occurring during the same period in 2016;
  Merger and merger related expenses incurred during the first half of 2015 were related to the acquisition of VCB in 2014, and no similar expenses were incurred during the same period in 2016; and
  Other operating expenses decreased primarily due to lower consultant fees as the Company engaged an independent consultant to conduct a comprehensive assessment of its operations in 2015, partially offset by increased marketing and advertising expenses during the first half of 2016 due to the timing of campaigns and other initiatives.

Balance Sheet and Asset Quality

Balance Sheet

Key balance sheet components as of June 30, 2016 and December 31, 2015 are as follows:

	June 30,	December 31,
(dollars in thousands)	2016	2015	Change $	Change %
Total assets	$ 1,294,957	$ 1,270,384	$ 24,573	1.9%
Interest bearing deposits with banks	13,114	18,304	(5,190)	-28.4%
Securities available for sale, at fair value	231,497	230,943	554	0.2%
Securities held to maturity, at carrying value	29,155	29,698	(543)	-1.8%
Total loans	909,422	880,778	28,644	3.3%
Total deposits	998,587	988,719	9,868	1.0%
Total borrowings	156,988	148,760	8,228	5.5%
Total shareholders' equity	132,692	126,275	6,417	5.1%

Key balance sheet components as of June 30, 2016 and 2015 are as follows:
	June 30,	June 30,
(dollars in thousands)	2016	2015	Change $	Change %
Total assets	$ 1,294,957	$ 1,219,191	$ 75,766	6.2%
Interest bearing deposits with banks	13,114	6,467	6,647	102.8%
Securities available for sale, at fair value	231,497	227,932	3,565	1.6%
Securities held to maturity, at carrying value	29,155	30,671	(1,516)	-4.9%
Total loans	909,422	840,710	68,712	8.2%
Total deposits	998,587	957,222	41,365	4.3%
Total borrowings	156,988	132,544	24,444	18.4%
Total shareholders' equity	132,692	121,909	10,783	8.8%

Asset Quality

The asset quality measures depicted below continue to reflect the Company's efforts to prudently charge-off loans as losses are identified and maintain an appropriate allowance for loan losses.

The following table depicts the net charge-off activity for the three and six months ended June 30, 2016 and 2015:

	Three months ended June 30,		Six months ended June 30,
(dollars in thousands)	2016	2015	2016	2015
Net charge-offs	$ 469	$ 371	$ 877	$ 734
Net charge-offs to average loans (annualized)	0.21%	0.18%	0.20%	0.18%

The following table depicts the level of the allowance for loan losses as of the dates presented:

	June 30,	December 31,	June 30,
(dollars in thousands)	2016	2015	2015
Allowance for loan losses	$ 10,467	$ 11,327	$ 12,287
Allowance for loan losses to period end loans	1.15%	1.29%	1.46%
Allowance for loan losses to nonaccrual loans	180.54%	183.43%	169.17%
Allowance for loan losses to nonperforming loans	125.07%	155.34%	163.77%

The following table depicts the level of nonperforming assets as of the dates presented:

	June 30,	December 31,	June 30,
(dollars in thousands)	2016	2015	2015
Nonaccrual loans	$ 5,797	$ 6,175	$ 7,263
Loans past due 90 days and accruing interest	2,571	1,117	240
Total nonperforming loans	$ 8,368	$ 7,292	$ 7,503
Other real estate owned ("OREO")	2,280	520	1,344
Total nonperforming assets	$ 10,648	$ 7,812	$ 8,847

Nonperforming assets to total loans and OREO	1.17%	0.89%	1.05%

The following tables present the change in the balances of OREO and nonaccrual loans for the six months ended June 30, 2016:

OREO:		Nonaccrual Loans:

(dollars in thousands)		(dollars in thousands)
Balance at December 31, 2015	$ 520	Balance at December 31, 2015	$ 6,175
Transfers from loans	2,324	Loans returned to accrual status	(1,382)
Capitalized costs	12	Net principal curtailments	(1,582)
Sales proceeds	(573)	Charge-offs	(997)
Impairment losses on valuation adjustments	-	Loan collateral moved to OREO	(2,324)
Loss on disposition	(3)	Loans placed on nonaccrual during period	5,907
Balance at June 30, 2016	$ 2,280	Balance at June 30, 2016	$ 5,797

In general, the modification or restructuring of a loan constitutes a troubled debt restructuring ("TDR") when we grant a concession to a borrower experiencing financial difficulty. The following table depicts the balances of TDRs as of the dates presented:

	June 30,	December 31,	June 30,
(dollars in thousands)	2016	2015	2015
Performing TDRs	$ 14,224	$ 15,535	$ 14,843
Nonperforming TDRs*	1,830	1,300	2,252
Total TDRs	$ 16,054	$ 16,835	$ 17,095

* Included in nonaccrual loans.

Forward Looking Statements

Certain statements contained in this release that are not historical facts may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended. In addition, certain statements may be contained in the Company's future filings with the Securities and Exchange Commission (the "SEC"), in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Exchange Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, income or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of the Company or its management or Board of Directors, including those relating to products or services, the performance of portions of the Company's asset portfolio, future changes to the Bank's branch network, the pending relocation of the Company's corporate headquarters, and the payment of dividends; (iii) statements of future financial performance and economic conditions; (iv) statements regarding the adequacy of the allowance for loan losses; (v) statements regarding the Company's liquidity; (vi) statements of management's expectations regarding future trends in interest rates, real estate values, business opportunities and economic conditions generally and in the Company's markets; (vii) statements regarding future asset quality, including expected levels of charge-offs; (viii) statements regarding potential changes to laws, regulations or administrative guidance; (ix) statements regarding strategic initiatives of the Company or the Bank and the results of these initiatives; and (x) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted," "continue," "remain," "will," "should," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

  factors that adversely affect the Company's and the Bank's strategic and business initiatives, including, without limitation, changes in the economic or business conditions in the Company's markets;
  the Company's ability and efforts to assess, manage and improve its asset quality;
  the strength of the economy in the Company's target market area, as well as general economic, market, political, or business factors;
  changes in the quality or composition of the Company's loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers or issuers;
  concentrations in segments of the loan portfolio or declines in real estate values in the Company's markets;
  the effects of the Company's adjustments to the composition of its investment portfolio;
  the strength of the Company's counterparties;
  an insufficient allowance for loan losses;
  the Company's ability to meet the capital requirements of its regulatory agencies;
  changes in laws, regulations and the policies of federal or state regulators and agencies, including with respect to the implementation of the Basel III capital framework and related rules for calculating risk-weighted assets;
  changes in the interest rates affecting the Company's deposits and loans;
  the loss of any of the Company's key employees;
  failure, interruption or breach of any of the Company's communication or information systems, including those provided by external vendors;
  the effects of cyber-attacks or other security breaches;
  the Company's potential growth, including its entrance or expansion into new markets, the opportunities that may be presented to and pursued by it and the need for sufficient capital to support that growth;
  future mergers or acquisitions, if any;
  changes in government monetary policy, interest rates, deposit flow, the cost of funds, and demand for loan products and financial services;
  the Company's ability to maintain internal control over financial reporting;
  the Company's ability to realize its deferred tax assets;
  the Company's ability to raise capital as needed by its business;
  the Company's reliance on secondary sources, such as Federal Home Loan Bank advances, sales of securities and loans, and federal funds lines of credit from correspondent banks to meet its liquidity needs; and
  other circumstances, many of which are beyond the Company's control.

Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions and projections within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance, actions or achievements of the Company will not differ materially from any future results, performance, actions or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such statements, which speak only as of the date of this report. The Company does not undertake any steps to update any forward-looking statement that may be made from time to time by it or on its behalf. For additional information on risk factors that could affect the Company's forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2015 and other reports filed with the SEC.

Selected Financial Information
(dollars in thousands, except per share data)	Three months ended June 30,		Six months ended June 30,
Statements of Income	2016	2015	2016	2015
Interest and dividend income	$ 12,619	$ 11,935	$ 25,273	$ 23,700
Interest expense	1,654	1,329	3,293	2,520
Net interest income	10,965	10,606	21,980	21,180
Provision for loan losses	-	-	17	-
Net interest income after provision for loan losses	10,965	10,606	21,963	21,180

Service charges and fees on deposit accounts	728	673	1,467	1,336
Other operating income	329	421	683	886
Debit card/ATM fees	448	442	845	805
Gain on sale of available for sale securities, net	172	26	237	51
(Loss) on sale of bank premises and equipment	(5)	(30)	(9)	(27)
Noninterest income	1,672	1,532	3,223	3,051

Salaries and employee benefits	5,486	5,523	10,734	11,011
Occupancy and equipment expenses	1,340	1,392	2,770	2,906
FDIC expense	204	254	407	426
Collection, repossession and other real estate owned	167	126	332	215
Loss (gain) on sale of other real estate owned	2	(6)	3	26
Impairment losses on other real estate owned	-	-	-	5
Merger and merger related expenses	-	3	-	224
Other operating expenses	2,758	2,907	5,130	5,353
Noninterest expenses	9,957	10,199	19,376	20,166

Income before income taxes	2,680	1,939	5,810	4,065
Income tax expense	770	432	1,673	949
Net income	$ 1,910	$ 1,507	$ 4,137	$ 3,116
Less: Effective dividend on preferred stock	-	166	-	386
Net income available to common shareholders	$ 1,910	$ 1,341	$ 4,137	$ 2,730
Net income per common share: basic and diluted	$ 0.11	$ 0.07	$ 0.23	$ 0.15

Selected Ratios
Return on average assets (annualized)	0.59%	0.45%	0.65%	0.46%
Return on average common shareholders' equity (annualized)	6.97%	5.29%	7.65%	5.46%
Net interest margin (tax equivalent basis)	3.71%	3.93%	3.74%	3.97%
Period End Balances
Investment securities	$ 270,064	$ 266,721	$ 270,064	$ 266,721
Loans, net of unearned income	909,422	840,710	909,422	840,710
Total assets	1,294,957	1,219,191	1,294,957	1,219,191
Total deposits	998,587	957,222	998,587	957,222
Total borrowings	156,988	132,544	156,988	132,544
Total shareholders' equity	132,692	121,909	132,692	121,909
Book value per common share	8.60	7.79	8.60	7.79
Average Balances
Investment securities	$ 272,380	$ 267,739	$ 271,545	$ 263,727
Loans, net of unearned income	911,285	819,061	903,513	818,059
Total earning assets	1,191,101	1,093,874	1,183,007	1,088,944
Total assets	1,291,346	1,194,720	1,283,297	1,189,760
Total deposits	1,001,413	950,967	995,278	946,588
Total borrowings	151,208	106,145	150,389	105,376
Total shareholders' equity	131,780	130,661	130,362	131,000
Asset Quality at Period End
Allowance for loan losses	$ 10,467	$ 12,287	$ 10,467	$ 12,287
Nonperforming assets	10,648	8,847	10,648	8,847
Net charge-offs	469	371	877	734
Net charge-offs to average loans	0.21%	0.18%	0.20%	0.18%
Allowance for loan losses to period end loans	1.15%	1.46%	1.15%	1.46%
Allowance for loan losses to nonaccrual loans	180.54%	169.17%	180.54%	169.17%
Allowance for loan losses to nonperforming loans	125.07%	163.77%	125.07%	163.77%
Nonperforming assets to total assets	0.82%	0.73%	0.82%	0.73%
Nonperforming assets to total loans and other real estate owned	1.17%	1.05%	1.17%	1.05%
Other Information
Number of common shares outstanding - period end	13,101,448	13,023,550	13,101,448	13,023,550
Average common shares outstanding - basic	13,098,512	13,023,550	13,066,880	13,004,595
Average common shares outstanding - diluted	18,338,704	18,263,742	18,307,072	18,244,787

Contact: Adam Sothen
Chief Financial Officer
Voice: (804) 443-8404
Fax: (804) 445-1047